                                  SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission
     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-12

                                 MetLife, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

[MetLife Logo]
Notice
of Annual
Meeting
and
Proxy
Statement
2002

                                                                [Snoopy Graphic]

MetLife, Inc.
One Madison Avenue, New York, NY 10010-3690                       [MetLife Logo]

                                                                  March 27, 2003

Dear Shareholder:

You are cordially invited to attend MetLife, Inc.'s annual meeting, which will be held on Tuesday, April 22, 2003 beginning at 10:30 a.m., local time, in the Auditorium at the Corporate Headquarters of the Company, One Madison Avenue, New York, New York. To attend the meeting, please enter the building through the entrance at 320 Park Avenue South, from which you will be directed to the Auditorium.

At the meeting, shareholders will vote on the election of four Class I Directors and the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for 2003 and will transact such other business as may properly come before the meeting.

The vote of every shareholder is important. You can assure that your shares will be represented and voted at the meeting by signing and returning the enclosed proxy card, or by voting by telephone or on the Internet. We have included a postage-paid, pre-addressed envelope, as well as detailed instructions on the proxy card for shareholders voting by telephone or the Internet, to make it convenient for you to vote your shares.

Sincerely yours,

/s/ Robert H. Benmosche

Robert H. Benmosche,
Chairman of the Board and
Chief Executive Officer

                                 METLIFE, INC.
                               ONE MADISON AVENUE
                            NEW YORK, NY 10010-3690
                            ------------------------

                            NOTICE OF ANNUAL MEETING

The 2003 Annual Meeting of MetLife, Inc. will be held at the Corporate Headquarters of the Company, One Madison Avenue, New York, New York on Tuesday, April 22, 2003 at 10:30 a.m., local time. To attend the meeting, please enter the building through the entrance at 320 Park Avenue South, from which you will be directed to the Auditorium. At the meeting, shareholders will act upon the following matters:

     1.  The election of four Class I Directors;

     2. The ratification of the appointment of Deloitte & Touche LLP as MetLife's independent auditors for the year ending December 31, 2003; and

     3. The transaction of such other business as may properly come before the meeting.

Information about the matters to be acted upon at the meeting is contained in the accompanying proxy statement.

Shareholders of record at the close of business on February 28, 2003 will be entitled to vote at the meeting.

                                          By Order of the Board of Directors,

                                    /s/ Gwenn L. Carr

                                          Gwenn L. Carr
                                          Vice President & Secretary

New York, New York
March 27, 2003

                               TABLE OF CONTENTS

Proxy Statement -- 2003 Annual Meeting......................     1
Information About the 2003 Annual Meeting and Proxy
  Voting....................................................     1
Proposal One -- Election of Directors.......................     5
Proposal Two -- Ratification of Appointment of the
  Independent Auditors......................................     8
Corporate Governance........................................     8
     Information about MetLife's Board of Directors.........     8
Audit Committee Report......................................    14
Compensation Committee Report on Executive Compensation.....    15
Executive Compensation......................................    19
     Summary Compensation Table.............................    19
     Long-Term Incentive Plan Awards in Last Fiscal Year....    20
     Option Grants in Last Fiscal Year......................    20
     Aggregated Option Exercises in Last Fiscal Year and
      Fiscal Year-End Option Values.........................    21
     Retirement Plan Information............................    21
     Employment-Related Agreements..........................    22
Performance Graph...........................................    24
Stock Ownership of Directors and Executive Officers.........    25
     Section 16(a) Beneficial Ownership Reporting
      Compliance............................................    26
Ownership of MetLife Common Stock...........................    27
Audit Committee Charter.....................................   A-1

--------------------------------------------------------------------------------
                     PROXY STATEMENT -- 2003 ANNUAL MEETING
--------------------------------------------------------------------------------

This Proxy Statement contains information about the 2003 Annual Meeting of MetLife, Inc. ("MetLife" or the "Company"), which will be held in the Auditorium at the Corporate Headquarters of the Company, One Madison Avenue, New York, New York on Tuesday, April 22, 2003 at 10:30 a.m., local time.

This Proxy Statement and the accompanying proxy card, which are furnished in connection with the solicitation of proxies by MetLife's Board of Directors, are being mailed and made available electronically to shareholders on or about March 27, 2003.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the 2003 Annual Meeting, please take the time to vote your shares as soon as possible. If you wish to return your completed proxy card by mail, the Company has included a postage-paid, pre-addressed envelope for your convenience. Alternatively, you may vote your shares by using a toll-free telephone number or on the Internet (see the proxy card for complete instructions).

--------------------------------------------------------------------------------
           INFORMATION ABOUT THE 2003 ANNUAL MEETING AND PROXY VOTING
--------------------------------------------------------------------------------

WHAT MATTERS ARE TO BE VOTED ON AT THE ANNUAL MEETING?

- The election of four nominees to serve as Class I Directors.

- The ratification of the appointment of independent auditors to audit the Company's financial statements for the year ending December 31, 2003.

WHAT IS THE BOARD'S RECOMMENDATION?

The Board recommends votes:

     - FOR the election of each of the Class I Directors.

     - FOR ratification of the appointment of the independent auditors.

WHO IS ENTITLED TO VOTE?

All MetLife shareholders of record at the close of business on February 28, 2003 (the "record date") are entitled to vote at the 2003 Annual Meeting.

If you are the beneficial owner, but not the record owner, of MetLife common stock, you will receive instructions about voting from the bank, broker or other nominee that is the shareholder of record of your shares. Contact your bank, broker or other nominee directly if you have questions.

HOW DO I VOTE MY SHARES?

- Shareholders of record may vote their shares by mail by completing, signing and returning the enclosed proxy card. If you sign and return the proxy card, you will be appointing the three people named on it to act as your proxies at the 2003 Annual Meeting. The named proxies will vote your shares as you specify on the proxy card. In addition, the Company has made arrangements for you to vote your shares by using a toll-free telephone number or on the Internet.

- Instructions about these ways to vote appear on your proxy card. If you vote by telephone or on the Internet, please have your proxy card and control number available. The sequence of numbers appearing on your proxy card is your control number, and your control number is necessary to verify your vote.

- If you are a shareholder of record or a duly appointed proxy of a shareholder of record, you may vote in person at the meeting. If your shares are held in the name of a bank, broker or other nominee, and you wish to attend the meeting to vote in person, you will have to contact that bank, broker or other nominee to obtain their proxy. Bring that document with you to the meeting.

- Votes submitted by mail, telephone or on the Internet will be voted in the manner you indicate by the individuals named on the proxy. If you do not specify how your shares are to be voted, the proxies will vote your shares FOR the election of the Class I Directors and FOR the ratification of the appointment of Deloitte & Touche LLP as MetLife's independent auditors for 2003.

WHO CAN ATTEND THE 2003 ANNUAL MEETING?

Only MetLife shareholders of record or their duly appointed proxies are entitled to attend the meeting. If you are a MetLife shareholder of record and wish to attend the meeting, please so indicate on the proxy card or as prompted by the telephone or Internet voting systems and an admission card will be sent to you. On the date of the meeting, please bring your admission card with you and enter the building through the entrance at 320 Park Avenue South, from which you will be directed to the Auditorium.

If a bank, broker or other nominee is the record owner of your shares, you will need to have proof that you are the beneficial owner to be admitted to the meeting. A recent statement or letter from your bank or broker would be acceptable proof of your beneficial ownership.

MAY I CHANGE MY VOTE OR REVOKE MY PROXY AFTER IT IS SUBMITTED?

Yes, you may change your vote or revoke your proxy at any time before the Annual Meeting by:

     - returning a later-dated proxy card;

     - subsequently submitting your vote by telephone or on the Internet;

     - attending the Annual Meeting and voting in person; or

     - sending your notice of revocation to MetLife, Inc., c/o Mellon Investor Services, P.O. Box 3530, South Hackensack, NJ 07606-9230 or via the Internet at http://www.eproxy.com/met.

Your changed vote or revocation must be received before the polls close for voting.

WILL ANY MATTERS OTHER THAN THE ELECTION OF THE CLASS I DIRECTORS AND THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS BE PRESENTED FOR A VOTE AT THE ANNUAL MEETING?

The Board of Directors did not receive any notice prior to the deadline for submission of additional business that any other matters might be presented for a vote at the 2003 Annual Meeting. However, if another matter were to be presented, the proxies would use their own judgment in deciding whether to vote for or against it.

HOW WILL METLIFE ASSOCIATES' SHARES HELD IN THE COMPANY'S SAVINGS AND INVESTMENT PLAN BE VOTED?

Mellon Bank, N.A., as Trustee of the Savings and Investment Plan for Employees of MetLife and Participating Affiliates Company Stock Fund, will vote the MetLife shares in the plan in accordance with the voting instructions given by MetLife associates to the Trustee. The Trustee will vote the plan shares for which it does not receive voting instructions in the same proportion as the shares for which it receives voting instructions.

HOW MANY SHARES CAN VOTE AT THE 2003 ANNUAL MEETING?

There were 700,278,412 shares outstanding, as of the February 28, 2003 record date, and entitled to vote at the 2003 Annual Meeting. Each share is entitled to one vote on each matter to be voted on at the meeting.

WHAT IS A "QUORUM"?

In order for business to be conducted at the 2003 Annual Meeting, a quorum must be present. A quorum will be present if shareholders of record of one-third or more of MetLife shares outstanding on the record date are present in person or are represented by proxies.

WHAT VOTE IS NECESSARY TO PASS THE ITEMS OF BUSINESS AT THE ANNUAL MEETING?

If a quorum is present at the meeting, a plurality of the shares voting will be sufficient to elect the Class I Directors. This means that the nominees for director who receive the largest number of votes cast are elected as directors, up to the maximum number of directors to be elected at the meeting.

In addition, subject to exceptions set forth in the Company's Charter, a majority of the shares voting will be sufficient to approve any other matter properly before the meeting, including ratifying the appointment of Deloitte & Touche LLP as MetLife's independent auditors.

HOW ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

Abstentions and broker non-votes will be counted to determine whether a quorum is present. However, if a shareholder abstains from voting as to a particular matter, those shares will not be counted as voting for or against that matter. If brokers or other record holders of shares return a proxy card indicating that they do not have discretionary authority to vote as to a particular matter ("broker non-votes"), those shares will not be counted as voting for or against that matter. Accordingly, abstentions and broker non-votes will have no effect on the outcome of a vote.

WHO IS THE INSPECTOR OF ELECTION?

The Board of Directors has appointed Lawrence E. Dennedy, Senior Vice President, MacKenzie Partners, Inc., to act as Inspector of Election at the 2003 Annual Meeting. The By-Laws of MetLife provide for confidential voting.

WHAT ARE THE COSTS FOR SOLICITING PROXIES FOR THE 2003 ANNUAL MEETING?

MetLife has retained Mellon Investor Services to assist with the solicitation of proxies from its shareholders of record for a fee of approximately $9,000, plus expenses. MetLife also will reimburse banks, brokers or other nominees for their costs of sending MetLife's proxy materials to beneficial owners. Directors, officers or other MetLife employees also may solicit proxies from shareholders in person, or by telephone, facsimile transmission or other electronic means of communication.

WHAT IS THE DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING?

Rule 14a-8 of the Securities Exchange Act of 1934, as amended, establishes the eligibility requirements and the procedures that must be followed for a shareholder's proposal to be included in a public company's proxy materials. Under the Rule, proposals submitted for inclusion in MetLife's 2004 proxy materials must be received by the Secretary of MetLife at One Madison Avenue, New York, NY 10010-3690 on or before the close of business on November 28, 2003. Proposals must comply with all of the requirements of Rule 14a-8, as well as the requirements of MetLife's By-Laws. A copy of the By-Laws may be obtained from the Secretary of MetLife.

A shareholder who wishes to present a matter for action at MetLife's 2004 Annual Meeting, but chooses not to do so under SEC Rule 14a-8, must deliver to the Secretary of MetLife on or before

December 24, 2003, a notice containing the information required by the advance notice and other provisions of the Company's By-Laws. A copy of the By-Laws may be obtained from the Secretary of MetLife.

WHERE CAN I FIND THE VOTING RESULTS OF THE 2003 ANNUAL MEETING?

The preliminary voting results will be announced at the meeting. The final results will be published in the Company's Quarterly Report on Form 10-Q for the quarter ending June 30, 2003.

MAY I REQUEST ELECTRONIC DELIVERY OF MY PROXY STATEMENT AND ANNUAL REPORT?

This Proxy Statement and MetLife's 2002 Annual Report may be viewed online at http://ir.metlife.com. If you are a shareholder of record, you can elect to receive future annual reports and proxy statements electronically by marking the appropriate box on your proxy card or by following the instructions provided if you vote by the Internet or by telephone. Should you choose to receive your proxy materials electronically, your choice will remain in effect until you notify MetLife that you wish to resume mail delivery of these documents. You may provide your notice to MetLife via the Internet at http://vault.melloninvestor.com/isd or by writing to MetLife, c/o Mellon Investor Services, P.O. Box 3530, South Hackensack, NJ 07606-9230. In the United States, you may provide such notice by calling toll free 1-800-649-3593.

If you hold your MetLife stock through a bank, broker or other holder of record, refer to the information provided by that entity for instructions on how to elect this option.

HOW CAN I GET A COPY OF METLIFE'S ANNUAL REPORT ON FORM 10-K?

TO OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002, ADDRESS YOUR REQUEST TO METLIFE, INC., ONE MADISON AVENUE, AREA 22A, NEW YORK, NEW YORK 10010, OR, ON THE INTERNET, ADDRESS YOUR REQUEST TO HTTP://IR.METLIFE.COM BY SELECTING "INFORMATION REQUESTS" OR CALL 1-800-649-3593.

--------------------------------------------------------------------------------
                     PROPOSAL ONE -- ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

At the 2003 Annual Meeting, four Class I Directors will be elected to hold office until the 2006 Annual Meeting and until their successors are elected and qualified; except that John J. Phelan, Jr., a Class I Nominee, will retire from the Board effective on the date of the 2004 Annual Meeting, in accordance with the Board's retirement policy (see page 13 for a discussion of the Board's retirement policy).

Each Class I Nominee is currently serving as a Director of MetLife and has agreed to continue to serve if elected. Other than Mr. Phelan's retirement, the Board of Directors has no reason to believe that any Nominee would be unable to serve as a Director. However, if for any reason a Nominee should become unable to serve at or before the 2003 Annual Meeting, the Board could reduce the size of the Board or nominate someone else for election. If the Board were to nominate someone else to stand for election at the 2003 Annual Meeting, the proxies could use their discretion to vote for that other person.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE FOLLOWING CLASS I NOMINEES:

ROBERT H. BENMOSCHE, age 58, has been Chairman of the Board, President and Chief Executive Officer of MetLife since September 1999. He has been Chairman of the Board, President and Chief Executive Officer of Metropolitan Life Insurance Company since July 1998; he was President and Chief Operating Officer from November 1997 to June 1998, and Executive Vice President from September 1995 to October 1997. Previously, he was Executive Vice President of PaineWebber Group Incorporated, a full service securities and commodities firm, from 1989 to 1995. Mr. Benmosche is a director of Credit Suisse Group. He is a member of the board of trustees of Alfred University and the board of directors of the New York Philharmonic. He received a bachelor's degree in mathematics from Alfred University. Mr. Benmosche has been a Director of MetLife since August 1999 and a Director of Metropolitan Life Insurance Company since 1997.

GERALD CLARK, age 59, has been Vice Chairman of the Board and Chief Investment Officer of MetLife since September 1999. He has been Vice Chairman of the Board and Chief Investment Officer of Metropolitan Life Insurance Company since July 1998. He was Senior Executive Vice President and Chief Investment Officer from December 1995 to July 1998, and was Executive Vice President and Chief Investment Officer from September 1992 to December 1995. He received a bachelor's degree from Miami (Ohio) University and a master's degree in business administration from Rutgers University. Mr. Clark has been a Director of MetLife since August 1999 and a Director of Metropolitan Life Insurance Company since 1997.

JOHN J. PHELAN, JR., age 71, was a senior advisor to the Boston Consulting Group, an international management consulting company, from 1992 through 2002. Prior to that time, Mr. Phelan was Chairman and Chief Executive Officer of the New York Stock Exchange, Inc. from 1984 to 1990. Mr. Phelan is a director of Merrill Lynch & Co. He received a bachelor's degree from Adelphi University. Mr. Phelan has been a Director of MetLife since August 1999 and a Director of Metropolitan Life Insurance Company since 1985.

HUGH B. PRICE, age 61, has been President and Chief Executive Officer of the National Urban League, Inc. since 1994. Mr. Price is a director of Sears, Roebuck and Co. and Verizon Communications, Inc. He received a bachelor's degree from Amherst College and received a law degree from Yale Law School. Mr. Price has been a Director of MetLife since August 1999 and a Director of Metropolitan Life Insurance Company since 1994.

THE FOLLOWING CLASS II AND CLASS III DIRECTORS ARE CONTINUING IN OFFICE:

CLASS II DIRECTORS -- TERMS TO EXPIRE IN 2004

CURTIS H. BARNETTE, age 68, has been Of Counsel to the law firm of Skadden, Arps, Slate, Meagher & Flom LLP since 2000. He is also Chairman Emeritus of Bethlehem Steel Corporation and was its Chairman and Chief Executive Officer from November 1992 through April 2000. Bethlehem Steel Corporation filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in October 2001. He is a graduate member of the Business Council, a trustee of Lehigh University, Chair of the Board of Governors of West Virginia University, a director of the West Virginia University Foundation, Vice Chair of the Yale Law School Fund, a Director of the Board of the Ron Brown Award for Corporate Leadership, a Director of the Pennsylvania Parks and Forests Foundation, and Chair of the National Museum of Industrial History. Mr. Barnette received a bachelor's degree from West Virginia University and a law degree from Yale Law School. He also attended the Advanced Management Program at Harvard Business School and Manchester University where he was a Fulbright Scholar. Mr. Barnette served on the President's Trade Advisory Committee from 1989 to 2002 and is a director of the National Center for State Courts. He has been a Director of MetLife since August 1999 and a Director of Metropolitan Life Insurance Company since 1994.

JOHN C. DANFORTH, age 66, has been a partner in the law firm of Bryan Cave LLP since 1995. He served in the United States Senate from 1976 to 1995. Senator Danforth is a director of The Dow Chemical Company and Cerner Corporation. Senator Danforth received a bachelor's degree from Princeton University, a law degree from Yale Law School and a bachelor of divinity degree from Yale Divinity School. He is ordained to the clergy of the Episcopal Church. Senator Danforth has been a Director of MetLife and a Director of Metropolitan Life Insurance Company since 2000.

BURTON A. DOLE, JR., age 65, has been a partner and Chief Executive Officer of Medsouth Therapies, LLC, a rehabilitative health care company, since 2001; he was Chairman of the Board of Nellcor Puritan Bennett, Incorporated, a medical equipment company, from 1995 until his retirement in 1997. He was Chairman of the Board, President and Chief Executive Officer of Puritan Bennett, Incorporated from 1986 to 1995 and the President and Chief Executive Officer of Puritan Bennett, Incorporated from 1980 to 1986. Mr. Dole is a director of Anesthesia Patient Safety Foundation. He received both a bachelor's degree in mechanical engineering and a master's degree in business administration from Stanford University. Mr. Dole has been a Director of MetLife since August 1999 and a Director of Metropolitan Life Insurance Company since 1996.

HARRY P. KAMEN, age 69, was Chairman of the Board and Chief Executive Officer of Metropolitan Life Insurance Company from April 1993 until his retirement in July 1998 and, in addition, was its President from December 1995 to November 1997. Mr. Kamen is a director of BDC Financial, Inc., Bethlehem Steel Corporation, The National Association of Securities Dealers, Inc. and Pfizer Inc. Mr. Kamen received a bachelor's degree from the University of Pennsylvania and a law degree from Harvard Law School and attended the Senior Executive Program at M.I.T. He is a trustee of Smith College and an overseer of the School of Arts and Sciences at the University of Pennsylvania. He has been a Director of MetLife since August 1999 and a Director of Metropolitan Life Insurance Company since 1992.

CHARLES M. LEIGHTON, age 67, was Chairman of the Board and Chief Executive Officer of the CML Group, Inc., a specialty retail company, from 1969 until his retirement in March 1998. CML Group, Inc. filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in December 1998. Mr. Leighton is a member of the Advisory Board of FitSense Technology Inc., Micro Phase Coatings, Inc. and a trustee of Lahey Clinic. Mr. Leighton received a bachelor's degree and an honorary law degree from Bowdoin College and a master's degree in business administration from Harvard Business School. He has been a Director of MetLife since August 1999 and a Director of Metropolitan Life Insurance Company since 1996.

CLASS III DIRECTORS -- TERMS TO EXPIRE IN 2005

JAMES R. HOUGHTON, age 66, has been Chairman and Chief Executive Officer of Corning Incorporated, a global technology company, since April 2002, prior to which he served as Non-Executive Chairman of the Board of Corning Incorporated from June 2000. He was Chairman of the Board Emeritus of Corning Incorporated from 1996 to June 2000. He was Chairman of the Board of Corning Incorporated from 1983 until his retirement in 1996. Mr. Houghton is a director of Corning Incorporated and Exxon Mobil Corporation. He received a bachelor's degree from Harvard College and a master's degree in business administration from Harvard Business School. Mr. Houghton has been a Director of MetLife since August 1999 and a Director of Metropolitan Life Insurance Company since 1975.

HELENE L. KAPLAN, age 69, has been Of Counsel to the law firm of Skadden, Arps, Slate, Meagher & Flom LLP since 1990. She is a director of J.P. Morgan Chase & Co., Verizon Communications, Inc., The May Department Stores Company and Exxon Mobil Corporation. Mrs. Kaplan is a member (and former director) of the Council on Foreign Relations. She is Chair of Carnegie Corporation of New York, and is a trustee and Vice-Chair of The American Museum of Natural History, The Commonwealth Fund and The J. Paul Getty Trust. She is Trustee emerita and Chair emerita of Barnard College and Trustee emerita of The Institute for Advanced Study. Mrs. Kaplan is a fellow of the American Philosophical Society and a member of the American Academy of Arts and Sciences. Mrs. Kaplan received a bachelor's degree, cum laude, from Barnard College and a law degree from New York University Law School. She is the recipient of honorary degrees from Columbia University and Mount Sinai School of Medicine. Mrs. Kaplan has been a Director of MetLife since August 1999 and a Director of Metropolitan Life Insurance Company since 1987.

CATHERINE R. KINNEY, age 50, has been Co-Chief Operating Officer, President and Executive Vice Chairman of the New York Stock Exchange, Inc. since January 1, 2002, prior to which she served as Group Executive Vice President of the Exchange for more than five years. Ms. Kinney is a director of the New York Stock Exchange, Inc., The Depositary Trust & Clearing Corporation and its subsidiaries, and of Iona College, and a member of the Board of Regents of Georgetown University. She received a bachelor's degree from Iona College and attended the Advanced Management Program at Harvard Business School. She has been a Director of MetLife since December 2001 and a Director of Metropolitan Life Insurance Company since February 2002.

STEWART G. NAGLER, age 60, has been Vice Chairman of the Board and Chief Financial Officer of MetLife since September 1999. He has been Vice Chairman of the Board and Chief Financial Officer of Metropolitan Life Insurance Company since July 1998, and was its Senior Executive Vice President and Chief Financial Officer from April 1993 to July 1998. Mr. Nagler is also Chairman of the Board and a director of Reinsurance Group of America, Incorporated, an affiliate of the Company. He is a fellow of the Society of Actuaries. He is a member of the Board of Directors of the Life Insurance Council of New York, a trustee of the Boys & Girls Clubs of America and Barnard College, and Chair of the Board of Polytechnic University of New York. He received a bachelor's degree in mathematics, summa cum laude, from Polytechnic University. Mr. Nagler has been a Director of MetLife since August 1999 and a Director of Metropolitan Life Insurance Company since 1997.

WILLIAM C. STEERE, JR., age 66, was Chairman of the Board and Chief Executive Officer of Pfizer Inc., a research-based global pharmaceutical company, from 1992 until his retirement in December 2000. Mr. Steere is a director of Pfizer Inc., Dow Jones & Company, Inc. and Minerals Technologies, Inc. Mr. Steere received a bachelor's degree from Stanford University. He has been a Director of MetLife since August 1999 and a Director of Metropolitan Life Insurance Company since 1997.

--------------------------------------------------------------------------------
    PROPOSAL TWO -- RATIFICATION OF APPOINTMENT OF THE INDEPENDENT AUDITORS
--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS METLIFE'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2003.

Deloitte & Touche LLP ("Deloitte") has served as independent auditors of MetLife and Metropolitan Life Insurance Company and most of its subsidiaries for many years. Its long-term knowledge of the MetLife group of companies has enabled it to carry out its audits of MetLife's financial statements with effectiveness and efficiency.

2002 AUDIT FEES.

Audit Fees..................................................  $17.7 million
Financial Information Systems Design and Implementation
  Fees......................................................      None
All Other Fees
  Audit Related Fees(1).....................................  $ 5.3 million
  Non-Audit Fees(2).........................................  $ 6.5 million
                                                              -------------
     Total All Other Fees...................................  $11.8 million

---------------
     (1) Primarily fees for assurance and related services in connection with employee benefit plan audits, due diligence related to mergers and acquisitions, accounting assistance and audits in connection with proposed or consummated acquisitions, internal control reviews, consultation concerning financial accounting and reporting standards, consents and comfort letters.

     (2) Fees for tax services, training, project management support, and consulting services.

At a meeting held in December 2002, the Audit Committee of the Board of Directors considered whether Deloitte's provision of non-audit services to MetLife is compatible with Deloitte maintaining its independence.

Based on the recommendation of the Audit Committee, the Board of Directors appointed Deloitte as MetLife's independent auditors for the year ending December 31, 2003. The appointment is subject to ratification by MetLife shareholders at the 2003 Annual Meeting.

Representatives of Deloitte will attend the 2003 Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.

--------------------------------------------------------------------------------
                              CORPORATE GOVERNANCE
--------------------------------------------------------------------------------

INFORMATION ABOUT METLIFE'S BOARD OF DIRECTORS.

RESPONSIBILITIES AND COMPOSITION OF THE BOARD OF DIRECTORS. The Board of Directors reviews MetLife's business policies and strategies and advises and counsels the Chief Executive Officer and the other executive officers who manage MetLife's business. The Board currently consists of 14 Directors, 11 of whom are Outside Directors. An "Outside Director" is a Director who is not an officer or employee of MetLife or of any entity controlling, controlled by or under common control with MetLife, and who is not the beneficial owner of a controlling interest in the voting stock of MetLife or of any entity controlling, controlled by or under common control with MetLife.

MetLife's Board of Directors is divided into three classes. One class is elected each year to hold office for a term of three years. Of the 14 current Directors, four are Class I Directors with terms expiring at the 2003 Annual Meeting, five are Class II Directors with terms expiring at the 2004 Annual Meeting, and five are Class III Directors with terms expiring at the 2006 Annual Meeting. John J. Phelan, Jr., a

Class I Nominee, if re-elected, will retire from the Board effective on the date of the 2004 Annual Meeting, in accordance with the Board's retirement policy.

Information about the Class I Nominees and the Class II and Class III Directors continuing in office is presented on pages 5 through 7 of this Proxy Statement.

BOARD COMMITTEES. There are five standing Committees of MetLife's Board of Directors. These Committees perform essential functions on behalf of the Board. The Committee Chairs review and approve agendas for all meetings of their respective Committees. The responsibilities of each of the Committees are summarized below. Only Outside Directors may be members of the Audit, Compensation and Governance and Finance Committees. At least one-third of the members of the Corporate Social Responsibility Committee and the Executive Committee must consist of Outside Directors. Currently, Mr. Benmosche is the only employee Director who is a member of the Executive Committee. Messrs. Clark and Nagler are members of the Corporate Social Responsibility Committee. All other members of those two Committees are Outside Directors.

THE AUDIT COMMITTEE

MEMBERS:                James R. Houghton, Chair
                        Burton A. Dole, Jr.
                        John J. Phelan, Jr.
                        Hugh B. Price
                        William C. Steere, Jr.

MEETINGS IN 2002:       7

RESPONSIBILITIES:       - Responsible for overseeing management's conduct of
                          MetLife's financial reporting and internal control processes.

                        - Recommends for approval of the Board of Directors the
                          selection and engagement of MetLife's independent auditors and the terms of their engagement.

                        - Responsible for pre-approving all audit and permitted
                          non-audit services provided to MetLife by its independent auditors.

                        - Reviews the scope, plans and results of the internal
                          and external audits of MetLife and its financial statements.

                        - Reviews reports of MetLife's internal and external
                          auditors about the financial condition of MetLife and the integrity of MetLife's financial reporting processes and procedures.

                        - Reviews reports concerning the significant business
                          and financial risks and exposures of MetLife and reviews reports evaluating the adequacy of MetLife's internal controls in connection with such risks and exposures, including, but not limited to, accounting and audit controls over cash, securities, receipts, disbursements and other financial transactions.

                        - Reviews MetLife's policies on ethical business conduct
                          and reviews reports concerning the monitoring of compliance with such policies.

                        - Meets regularly, in separate executive sessions, with
                          MetLife's internal and external auditors.

                        - Considers whether the provision of financial
                          information systems design and implementation services and other non-audit services to MetLife by its independent auditors is compatible with the auditors' independence.

                        AUDIT COMMITTEE REPORT AND AUDIT COMMITTEE CHARTER. The Audit Committee Report is presented on page 14 of this Proxy Statement. A copy of the Audit Committee Charter, as amended April 23, 2002, is set forth in Appendix A to this Proxy Statement on pages A-1 through A-3.

THE COMPENSATION COMMITTEE

MEMBERS:                William C. Steere, Jr., Chair
                        Catherine R. Kinney
                        Charles M. Leighton

MEETINGS IN 2002:       7

RESPONSIBILITIES:       - Oversees the development and administration of
                          MetLife's executive compensation and benefit programs.

                        - Evaluates the performance of the Chief Executive
                          Officer.

                        - Reviews and makes recommendations to the Board of
                          Directors about the total compensation, including base salaries and annual and long-term incentives, of the Chief Executive Officer and the other executive officers.

                        - Reviews and makes recommendations to the Board of
                          Directors about MetLife's stock-based incentive programs and oversees the administration of such programs.

                        - Makes recommendations to the Board of Directors about
                          the election or appointment of MetLife's principal officers, including the executive officers.

                        COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. No member of the Compensation Committee is or at any time has been an officer or employee of MetLife or any of its subsidiaries. James R. Houghton served as a member of the Compensation Committee for a portion of 2002. He stepped down from the Committee after he resumed the role of Chief Executive Officer of Corning Incorporated ("Corning") because an executive officer of MetLife was a director of Corning and a member of its compensation committee. That executive officer has retired from the Corning Board and its compensation committee. Otherwise, no executive officer of MetLife has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers is or has been a Director of MetLife or a member of MetLife's Compensation Committee.

                        COMPENSATION COMMITTEE'S REPORT. The Compensation Committee Report on Executive Compensation is presented on pages 15 through 18 of this Proxy Statement.

THE CORPORATE SOCIAL RESPONSIBILITY COMMITTEE

MEMBERS:                Hugh B. Price, Chair
                        Curtis H. Barnette
                        Gerald Clark
                        John C. Danforth
                        Burton A. Dole, Jr
                        Helene L. Kaplan
                        Stewart G. Nagler

MEETINGS IN 2002:       2

RESPONSIBILITIES:       - Oversees MetLife's charitable contributions programs
                          and public benefit programs.

                        - Oversees MetLife's other corporate responsibility
                          matters.

THE GOVERNANCE AND FINANCE COMMITTEE

MEMBERS:                Helene L. Kaplan, Chair
                        James R. Houghton
                        Harry P. Kamen
                        Catherine R. Kinney
                        John J. Phelan, Jr.
                        William C. Steere, Jr.

MEETINGS IN 2002:       5

RESPONSIBILITIES:       - Recommends to the Board of Directors nominees for
                          election as Directors. The Committee will consider shareholder nominations for Directors that meet the requirements of MetLife's By-Laws. A copy of the By-Laws may be obtained from the Secretary of MetLife.

                        - Makes recommendations to the Board of Directors about
                          the governance and operation of the Board of Directors and its Committees.

                        - Makes recommendations to the Board of Directors about
                          the compensation of Outside Directors, and the administration of the 2000 Directors Stock Plan and any stock awards under that Plan to Outside Directors.

                        - Reviews and makes recommendations to the Board of
                          Directors about matters that relate to the status of MetLife as a publicly traded company.

                        - Reviews and makes recommendations to the Board of
                          Directors about management's proposals concerning MetLife's financial policies and strategies, capital structure and dividend policies.

                        - Consults with management and makes recommendations to
                          the Board of Directors about securities offerings and stock repurchase programs proposed by management.

                        - Reviews and makes recommendations to the Board of
                          Directors about the financial aspects of significant acquisitions and divestitures proposed by management and reviews and approves certain other such transactions in conformity with guidelines established from time to time by the Board of Directors.

THE EXECUTIVE COMMITTEE

MEMBERS:                Robert H. Benmosche, Chair
                        James R. Houghton
                        Harry P. Kamen
                        Helene L. Kaplan
                        Charles M. Leighton
                        John J. Phelan, Jr.

MEETINGS IN 2002:       None

RESPONSIBILITIES:       - During the intervals between meetings of the Board of
                          Directors, may exercise the powers and authority of the Board of Directors in the management of the property, affairs and business of MetLife.

BOARD AND COMMITTEE MEETINGS IN 2002. In 2002, there were 9 regular and special meetings of the Board of Directors and 21 Committee meetings. All Directors attended 75% or more of all meetings of the Board of Directors and the Committees on which he or she served during 2002.

DIRECTORS' RETAINER AND ATTENDANCE FEES. Prior to the 2003 Annual Meeting, Outside Directors received an annual retainer of $110,000 for serving on the Company's Board of Directors and $40,000 for serving on the Board of Directors of Metropolitan Life Insurance Company, a wholly-owned subsidiary of the Company. Effective with the 2003 Annual Meeting, the Company will pay a single annual retainer fee of $150,000 to Outside Directors for services rendered to the Company as an Outside Director. Thereafter, Metropolitan Life Insurance Company will no longer pay an annual retainer to Outside Directors. An Outside Director who served for only a portion of the year prior to the 2003 Annual Meeting was paid a prorated retainer fee to reflect the period of such service.

Outside Directors' annual retainer fee will be paid as follows: (i) $50,000 of value will be paid in shares of the Company's common stock; (ii) $25,000 of value (as determined in accordance with the MetLife, Inc. 2000 Directors Stock
Plan) will be paid in options to purchase shares of the Company's common stock; and (iii) $75,000 will be paid in cash.

An Outside Director who serves as the Chair of a Board Committee is paid an annual fee of $10,000 for such service. The Committee Chair's fee is paid in cash. The retainer fees for Board service and for serving as a Committee Chair are paid in advance at the time of the Annual Meeting. Outside Directors who are elected in the period between the Company's Annual Meetings are paid a prorated retainer fee to reflect the period of their service.

Effective January 1, 2003, the Company began paying a $10,000 annual fee to each Outside Director who serves as the Chair of the Metropolitan Life Insurance Company Investment, Sales Practices, or Executive Committee for such service. At the same, Metropolitan Life Insurance Company eliminated the $10,000 committee Chair retainer fee previously payable to Outside Directors (which was payable unless the committee Chair served in the same capacity for a Committee of the Company, in which case no additional fee was paid).

Outside Directors also are paid a $1,000 fee for each Board and Committee meeting attended. Attendance fees are paid following the meetings. Effective with the 2003 Annual Meeting, Metropolitan Life Insurance Company has eliminated the $1,000 meeting attendance fee previously payable to an Outside Director for each meeting of the board or a committee of that company that was not held concurrently with a Company Board or Committee meeting.

Outside Directors are also reimbursed for expenses they incur to attend the Company's Board and Committee meetings.

Mr. Danforth, an Outside Director, received an aggregate of approximately $36,500 in retainer fees as a director of GenAmerica Financial Corporation and General American Life Insurance Company, wholly-owned subsidiaries of the Company, for his services through the third quarter of 2002.

THE METLIFE, INC. 2000 DIRECTORS STOCK PLAN. The MetLife, Inc. 2000 Directors Stock Plan authorizes the Governance and Finance Committee to determine that the Company will pay up to 50% of the Company's Outside Director's retainer and attendance fees in stock grants and will pay all or part of the remainder of such fees in stock options. The plan provides that the exercise price of any stock option granted to the Company's Outside Directors may be not less than the fair market value of a share of the Company's common stock on the date the stock option is granted. Any stock awards made before April 7, 2005, the fifth anniversary of the effective date of Metropolitan Life Insurance Company's demutualization (the "demutualization"), replace all or any portion of the Outside Directors' fees otherwise payable in cash. In 2002, the Governance and Finance Committee made the determination to pay a portion of the Outside Directors' retainer in shares of the Company's common stock and options to buy such stock as described above.

The Outside Directors may elect to receive stock in lieu of all or a portion of the retainer and attendance fees that otherwise would be payable in cash. The plan provides that up to 500,000 shares of the Company's common stock may be issued for stock grants. Only fees payable for service as an Outside Director of the Company are payable in stock awards.

Stock options granted under the plan are exercisable at any time. An Outside Director may elect to defer receipt of any shares issuable under the terms of the plan in lieu of retainer and attendance fees and any dividends payable on the shares until after he or she ceases to serve as a Director.

The Board of Directors may terminate, modify or amend the plan at any time, subject, in certain instances, to shareholder approval, and, if prior to April 7, 2005, the fifth anniversary of the effective date of the demutualization, the approval of the New York Superintendent of Insurance.

METLIFE FEE DEFERRALS. The Outside Directors may defer the receipt of all or part of their retainer and attendance fees.

DIRECTORS' BENEFIT PROGRAMS. During 2002, MetLife provided $200,000 of life insurance to each Outside Director. MetLife provides each Outside Director with business travel accident insurance coverage while traveling on MetLife business. Outside Directors are eligible to participate in MetLife's Long-Term Care Insurance Program on a fully contributory basis.

DIRECTORS' RETIREMENT POLICY. The retirement policy adopted by the Board of Directors provides that no Director shall stand for election as a member of MetLife's Board after he or she reaches the age of 72. In addition, (with limited exceptions) no Director who is also an officer of MetLife shall serve as a Director when he or she retires as an officer of MetLife or Metropolitan Life Insurance Company. The policy also provides that, except for normal retirement from his or her principal occupation, each Director shall offer to resign from the Board whenever there is a change or discontinuance of his or her principal occupation or a significant change in his or her business or professional responsibilities.

CHARITABLE GIFT PROGRAM. Outside Directors elected as Directors of Metropolitan Life Insurance Company prior to October 1, 1999 participate in a charitable gift program under which each may recommend one or more charitable or educational institutions to receive, in the aggregate, a $1 million contribution from Metropolitan Life Insurance Company in the name of that Director upon the Director's death. For 2002, the Company paid $223,294 in premiums for insurance policies under the program.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS. Helene L. Kaplan and Curtis H. Barnette, Directors of MetLife, are both Of Counsel to Skadden, Arps, Slate, Meagher & Flom LLP, which performs legal services for MetLife and its affiliates. MetLife provides insurance-related products and services to Skadden, Arps, Slate, Meagher & Flom LLP. John C. Danforth, a Director of MetLife, is a partner of Bryan Cave LLP, which performs legal services for MetLife and its affiliates. Catherine R. Kinney, a Director of MetLife, is a director and an executive officer of the New York Stock Exchange, Inc. on which securities of MetLife and certain of its affiliates are listed. John J. Phelan, Jr., a Director of MetLife, is a director of Merrill Lynch & Co. From time to time, certain Merrill Lynch & Co. affiliates provide investment banking, financial advisory and other related products and services to MetLife and its affiliates. During the year ended December 31, 2002, the Company and its foundation made contributions and other payments of $297,750 to the National Urban League, Inc., a not-for-profit corporation, of which Hugh B. Price, a Director of the Company, was president and chief executive officer. Mr. Price has announced that he will retire from his position with the National Urban League, Inc., effective April 11, 2003. Robert H. Benmosche, Chairman, Chief Executive Officer and President of MetLife, is a director of Credit Suisse Group. From time to time, certain Credit Suisse Group affiliates provide investment banking, financial advisory and other related products and services to MetLife and its affiliates. MetLife provides insurance-related products and services and leases a substantial amount of office space to certain Credit Suisse Group affiliates.

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                             AUDIT COMMITTEE REPORT
--------------------------------------------------------------------------------

This report is submitted by the Audit Committee of the MetLife Board of Directors (the "Committee"). All members of the Committee are "independent directors" as defined by the regulations of the New York Stock Exchange. In accordance with the formal, written Charter of the Audit Committee that was adopted and approved in its current form by the Board of Directors in April 2002, the Audit Committee, on behalf of the Board, is responsible for overseeing management's conduct of MetLife's financial reporting and internal control processes. A copy of the Audit Committee's Charter, the adequacy of which was reviewed, reassessed and confirmed in April 2002, is set forth on Appendix A, pages A-1 through A-3 of this Proxy Statement.

Management has the responsibility for the preparation of MetLife's financial statements and the reporting process. The firm of Deloitte & Touche LLP ("Deloitte"), as MetLife's independent auditors, is responsible for auditing MetLife's financial statements in accordance with generally accepted auditing standards. The Committee reviewed and discussed MetLife's audited financial statements for the period ended December 31, 2002 (the "2002 financial statements") with management and with Deloitte.

Deloitte has discussed with the Committee the matters required to be discussed by Statement on Auditing Standards No. 61 and has provided to the Committee and discussed the written disclosures and the letter required by Independence Standards Board Standard No. 1 regarding Deloitte's independence.

In reliance upon the reviews and discussions with management and Deloitte described above, and the Board of Directors' receipt of an opinion from Deloitte dated February 19, 2003 stating that MetLife's 2002 financial statements present fairly, in all material respects, the consolidated financial position of MetLife and subsidiaries at December 31, 2002 and 2001 and the consolidated results of their operations and their consolidated cash flows for each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America, the Committee recommended to the Board that MetLife's 2002 audited financial statements be included in MetLife's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

Respectfully,

James R. Houghton, Chair
Burton A. Dole, Jr.
John J. Phelan, Jr.
Hugh B. Price
William C. Steere, Jr.

--------------------------------------------------------------------------------
            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

This report on executive compensation is submitted by the Compensation Committee (the "Committee") of MetLife's Board of Directors. The Committee, which consists entirely of Outside Directors, has oversight of MetLife's executive total compensation program, including benefits, and receives regular reports concerning the program. The Committee evaluates the performance of the Chief Executive Officer and makes compensation recommendations to the Board of Directors. The Committee also reviews and recommends to the Board of Directors total compensation for executive officers named in the "Summary Compensation Table" on page 19 (the "Named Executive Officers").

COMPENSATION PHILOSOPHY AND OBJECTIVES

MetLife's total compensation philosophy, as endorsed by the Compensation Committee, is designed to:

- Provide competitive total compensation opportunities that will attract, retain and motivate high-performing executives;

- Align the compensation plans to the Company's business strategies;

- Reinforce the Company's pay for performance culture by making a significant portion of compensation variable and based on company, business unit and individual performance; and

- Align the financial interests of the Company's executives and its shareholders through stock-based incentives and by building executive ownership in the Company.

MetLife has a strong pay for performance philosophy, and to that end the total compensation program provides opportunities that are competitive within the insurance industry and the broader financial services industry. The Committee relies on an independent compensation consultant and national surveys for advice and information on competitive compensation practices and trends in the marketplace. The Committee has selected a group of insurance and financial services companies against which MetLife's executive compensation programs are benchmarked and generally positions its executive compensation opportunities within a range of the median to the third quartile of insurance and financial services companies. Some of these companies, but not all, are included in the S&P Indices which are reflected on the "Performance Graph," on page 24.

It is the Committee's policy that all incentive compensation paid to MetLife's executives be deductible for federal income tax purposes.

COMPENSATION COMPONENTS AND PRACTICES

Because of specific regulatory constraints related to the demutualization of Metropolitan Life Insurance Company, a wholly-owned subsidiary of MetLife, the Company was unable to use stock-based incentives prior to April 2001. Executives were not permitted to own stock until April 7, 2002, the second anniversary of the demutualization. Through April 7, 2005, the maximum number of shares the Committee may use in the various components of the Company's executive compensation and benefits programs is 5% of the shares outstanding immediately after the effective date of the plan of demutualization, subject to reduction for stock options granted to members of the Company's Board of Directors (see "The MetLife, Inc. 2000 Directors Stock Plan" on page 12) and for shares granted as compensation to employees or insurance agents under certain other compensation and benefit plans.

Total compensation consists of base salary and annual and long-term incentive awards. A substantial portion of each executive's total compensation is variable and will continue to be at risk based on Company, business unit and individual performance. As an executive's responsibilities become more significant, a larger portion of total compensation will be at-risk or variable based on performance. The compensation philosophy places less emphasis on base salary than on incentives and aims to reward executives through the payment of annual and long-term incentive awards that are performance-driven.

Beginning in April 2001, the Committee was able to grant stock options and to approve long-term incentive payments in stock to the Company's executives. Each of these compensation components replaced long-term incentive awards previously paid in cash.

     BASE SALARY

Each year the Committee reviews the base salaries of the Named Executive Officers and, when warranted, makes recommendations to the Board of Directors in the context of total compensation relative to their responsibilities and the competitive market. Likewise other executive officers are paid base salaries that are intended to reflect their level of responsibilities and competitive market conditions within a total compensation context.

     ANNUAL INCENTIVE PROGRAM

The objectives of the Annual Variable Incentive Plan (the "AVIP") are to:

- Provide competitive opportunities commensurate with Company performance;

- Align total annual incentive pay with the Company's annual business results;
  and

- Make a significant portion of total compensation variable based upon Company, business unit and individual performance.

Prior to the beginning of each calendar year, the Committee approves the formula of performance measures and goals of the AVIP that are based on the Company's business plan. Goals, such as operating earnings and return on equity, are used as a basis for determining the maximum incentive pool that will be available for distribution. The actual pool approved by the Committee is allocated among the various business units based on each unit's performance compared with the objectives set for it at the beginning of the performance period and overall Company results. In all AVIP award determinations, including those for Named Executive Officers, individual performance, compared with established objectives and relative contributions among the AVIP participants, is a key factor in the determination of the individual's actual incentive award. Paying for performance has produced significant AVIP award differentiation based on an individual's performance and relative contribution. The Committee recommends individual incentive awards for executive officers, including the Named Executive Officers to the Board of Directors for approval. Each of the Named Executive Officers participates in AVIP.

     LONG-TERM INCENTIVE PROGRAM

As stated above, the Committee was able to grant stock options and approve long-term incentive payments in stock beginning in April 2001. In 2001, a new long-term incentive program replaced the one which was payable entirely in cash. Since that time, the long-term incentive program has been comprised of two components: the Long-Term Performance Compensation Plan (the "Long-Term Plan") and the MetLife, Inc. 2000 Stock Incentive Plan (the "Stock Plan"). Long-term incentive awards assist the Company in focusing efforts of the executives on increasing total shareholder value and attaining other performance goals over a number of years, which are integral to the Company's continued success.

The objectives of the long-term incentive program are:

- Align executives' and shareholders' interests;

- Foster and promote the long-term financial success of the Company;

- Encourage executives to take a long-term strategic perspective and reward performance accordingly; and

- Attract and retain key executives with long-term business perspective.

Long-term incentive awards for executives, including those of the Named Executive Officers, are recommended by the Committee to the Board of Directors in the context of total compensation.

          LONG-TERM PERFORMANCE COMPENSATION PLAN

The Long-Term Plan covers a three-year performance period (the "Performance period"). The Committee approves the incentive opportunity targets for each Long-Term Plan participant, including the Named Executive Officers, for each Performance period. The Committee may approve a higher or lower incentive opportunity for a particular individual based on his or her potential impact on the Company's long-term business results.

At the time it approves incentive opportunities, the Committee also determines the financial and strategic business goals against which corporate performance will be measured. The primary factor the Committee considers is total shareholder return on the Company's stock during the Performance period. At the end of the Performance period, the Committee also considers the extent to which the other corporate performance goals have been met and determines the amount which may be awarded to participants with respect to performance for such period.

The Committee and the Board of Directors may choose to exercise discretion under the Long-Term Plan to approve a final award reflecting between 90% and 110% of the product of each individual's incentive opportunity multiplied by the total shareholder return on the Company's common stock during the Performance period. No award will become payable, including those of the Named Executive Officers, unless it is approved by the Board of Directors. Awards may be paid, in whole or in part, in shares of the Company's common stock at the discretion of the Board of Directors. Each of the Named Executive Officers participates in the Long-Term Plan.

          METLIFE, INC. 2000 STOCK INCENTIVE PLAN

The Committee administers the Stock Plan and determines the participants to whom options to purchase shares of Company common stock shall be granted, the timing of such grants, and terms and conditions of each option. No option exercise price may be less than the fair market value of a share of the Company's common stock on the date the option is granted.

In 2001, all eligible domestic employees and insurance agents of MetLife and certain subsidiaries, including the Named Executive Officers, were granted 200 Founder's Grant stock options. In 2001 and 2002, management employees of the Company and certain subsidiaries, including each of the Named Executive Officers, were granted "Management" stock options, in amounts determined on an individual basis by the Committee to reflect the responsibilities and performance of the participants and to motivate superior performance. For additional information about stock options, see the chart entitled "Option Grants in Last Fiscal Year" on page 20.

BUILDING EQUITY OWNERSHIP

Executives, including the Named Executive Officers, were not able to own stock until the second anniversary of the demutualization (April 7, 2002). The Company has established a strong ownership philosophy. Executives, including the Named Executive Officers, are expected to retain net profit shares from the exercise of stock options and after-tax shares awarded under the Long-Term Plan.

CEO COMPENSATION

In reviewing the level of Mr. Benmosche's total compensation in 2002, the Committee determined an increase to his base salary was warranted, compared to the competitive market within the insurance industry and broader financial services industry. As a result, Mr. Benmosche's base salary was increased in March, 2002 to $1,100,000. Prior to that, his base salary had been $1,000,000 since January 1, 1999.

Mr. Benmosche's total compensation for 2002, which is detailed in the "Summary Compensation Table" on page 19, includes an annual incentive award under AVIP of $3,500,000 for 2002 and a long-term incentive award of $3,336,300 under the Long-Term Incentive Plan for the 2000-2002 performance period. In 2002, Mr. Benmosche also received stock options totaling 525,000 shares and an LTPCP award opportunity of $3,000,000 under the Long-Term Incentive Plan for the April 1, 2002 - March 31, 2005 performance period.

In approving his compensation for 2002 performance, the Committee considered Mr. Benmosche's effective and dynamic leadership of MetLife and his substantial contributions to the Company's 2002 performance in the following areas:

- The Company's improved performance in 2002 as determined by specific financial measures, such as operating revenue and earnings, return on equity, and earnings per share;

- Maintaining or improving the financial strength and credit ratings of the Company and its subsidiaries;

- Continuing to drive operational excellence and efficiencies, improved quality and reduced cost through the innovative application of enhanced technological capabilities;

- Leading organizational changes with improved operational efficiencies to enable the Company to capitalize on emerging business trends;

- Enhancing the Company's global position through a strategic international acquisition; and

- Leading change in the culture toward a more diverse, skilled and performance-based Company, while maintaining the Company's traditional high ethical standards.

In approving his Long-Term Plan award based on the 2000-2002 performance period, the Committee evaluated the Company's performance during that period compared to the established financial and strategic goals established at the beginning of the three-year period.

OTHER COMPENSATION AND BENEFIT PROGRAMS

The Named Executive Officers also participate in a broad-based employee benefits program that includes a pension program, a savings and investment plan, group health and disability coverage, group life insurance, and other benefit plans. Each of the Named Executive Officers has the opportunity under the Company's deferred compensation program to defer receipt of a portion of his cash compensation and stock awards until a later date. Further details on the pension program are provided on pages 21 and 22. The Named Executive Officers are also parties to other employment-related agreements as described on pages 22 and 23 under the heading "Employment-Related Agreements."

Respectfully,

William C. Steere, Jr., Chair
Catherine R. Kinney
Charles M. Leighton

--------------------------------------------------------------------------------
                             EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

                                                                                         LONG-TERM
                                                                                        COMPENSATION
                                                                                 --------------------------
                                                                                    AWARDS        PAYOUTS
                                            ANNUAL COMPENSATION                  -------------   ----------
                              ------------------------------------------------    SECURITIES
                                                                OTHER ANNUAL      UNDERLYING        LTIP          ALL OTHER
 NAME AND PRINCIPAL POSITION  YEAR   SALARY($)     BONUS($)    COMPENSATION($)   OPTIONS(#)(3)   PAYOUTS($)    COMPENSATION($)
 ---------------------------  ----   ---------     --------    ---------------   -------------   ----------    ---------------
 Robert H. Benmosche,
   Chairman of the Board,
   President and Chief
   Executive Officer......    2002   $1,080,769   $3,500,000(1)    $ 66,253(2)      525,000      $3,336,300(4)     $421,771(5)
                              2001    1,000,000    3,300,000       114,936(2)       322,600       4,238,000         463,731
                              2000    1,000,000    3,400,000            --               --       4,484,200         366,242
 C. Robert Henrikson,
   President, U.S. Insurance
   and Financial Services...  2002      585,577    1,100,000(1)          --         140,000       1,430,000(4)      117,217(5)
                              2001      525,000      825,000            --           80,800       1,800,000         129,605
                              2000      522,500      900,000            --               --       1,931,600         123,828
 Gerald Clark, Vice Chairman
   of the Board and Chief
   Investment Officer.....    2002      662,308      900,000(1)      52,068(2)      155,000       1,644,922(4)      132,030(5)
                              2001      630,000    1,075,000        61,382(2)        89,750       2,114,274         154,715
                              2000      630,000    1,000,000            --               --       2,460,298         137,047
 Stewart G. Nagler, Vice
   Chairman of the Board and
   Chief Financial
   Officer................    2002      662,308      850,000(1)          --         155,000       1,672,700(4)      139,819(5)
                              2001      630,000    1,000,000        57,635(2)        89,750       2,142,000         139,412
                              2000      630,000    1,200,000            --               --       2,488,600         141,413
 Gary A. Beller, Senior
   Executive Vice President
   and General Counsel....    2002      460,000      900,000(1)          --         110,000       1,106,300(4)      121,071(5)
                              2001      460,000      850,000            --           67,375       1,275,000         139,385
                              2000      458,000      950,000            --               --       1,494,800         128,476
 ----------------------------------------------------------------------------------------------------------

---------------
(1) Includes incentive awards pursuant to the Annual Variable Incentive Plan, based on 2002 performance, which were paid in the first quarter of 2003.

(2) Includes amounts representing the approximate incremental cost to MetLife for personal use of the corporate aircraft as follows: during 2002: $66,040 for Mr. Benmosche; and $39,260 for Mr. Clark; and during 2001: $112,400 for Mr. Benmosche; $46,200 for Mr. Clark; and $50,600 for Mr. Nagler.

(3) Specific information regarding stock option grants is provided in the table entitled "Option Grants in Last Fiscal Year" set forth on page 20.

(4) Includes long-term incentive awards pursuant to the Long-Term Plan, for services performed during the three-year performance period January 1, 2000 - December 31, 2002, which were made in the first quarter of 2003; one-half of the award was paid in cash and one-half of the award was paid in shares of MetLife, Inc. common stock.

(5) Includes: (i) contributions to the Savings and Investment Plan for Employees of MetLife and Participating Affiliates of $8,000 for each of the Named Executive Officers; (ii) employer contributions to, or with respect to, the Auxiliary Savings and Investment Plan as follows: Mr. Benmosche: $167,231; Mr. Henrikson: $35,223; Mr. Clark: $61,492; Mr. Nagler: $58,492; and Mr.
    Beller: $44,400; (iii) payments representing the dollar value of the benefit of the portion of split dollar life insurance premiums paid by the employer as follows: Mr. Benmosche: $246,540; Mr. Henrikson: $60,794; Mr. Clark:
    $62,538; Mr. Nagler: $73,327; and Mr. Beller: $68,671; and

    (iv) employer matching contributions to the MetLife Deferred Compensation Plan for Officers as follows: Mr. Henrikson: $13,200.

LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                                                                        ESTIMATED FUTURE PAYOUTS
                                                                    UNDER NON-STOCK PRICE-BASED PLANS
                                   PERFORMANCE OR OTHER PERIOD      ---------------------------------
NAME                                UNTIL MATURATION OR PAYOUT         ESTIMATED TARGET PAYMENT(1)
----                              ------------------------------    ---------------------------------
Robert H. Benmosche.............  April 1, 2002 - March 31, 2005               $3,000,000
C. Robert Henrikson.............  April 1, 2002 - March 31, 2005                  600,000
Gerald Clark....................  April 1, 2002 - March 31, 2005                  670,000
Stewart G. Nagler...............  April 1, 2002 - March 31, 2005                  670,000
Gary A. Beller..................  April 1, 2002 - March 31, 2005                  450,000

---------------
(1) The Long-Term Plan provides for awards to eligible employees at the end of the three-year Performance period. At the beginning of each Performance period, individual incentive opportunities are set for each participant. In addition, performance measures and goals are established for the MetLife enterprise. The performance of the enterprise, measured against these measures and goals, affects the amount of the award payable in respect of the stated individual opportunity.

    For the Performance period ending in 2005, the Board of Directors determined to exercise its discretion to approve the base amount of each individual's award by adjusting the incentive opportunity set for that individual upward or downward to reflect the total shareholder return on the Company's common stock during the Performance period (the "Base Award"). In addition, the Board of Directors may further adjust any Base Award under the Long-Term Plan. For the Performance period ending in 2005, the Board has determined to exercise its discretion so that the final award for each participant will not be less than 90% of the Base Award or greater than 110% of the Base Award. The target amounts included in the table reflect 100% of the applicable incentive award opportunity for each individual since it is not possible to predict what the total shareholder return will be at the end of the Performance period and its impact on any such final award payout.

    The Long-Term Plan does not specify a maximum dollar amount of any award. Awards under the Long-Term Plan may be paid, on the approval of the Board, in whole or in part, in shares of the Company's common stock valued at the fair market value of the stock on the payment date.

OPTION GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS
                         --------------------------------------------------------------    POTENTIAL REALIZABLE VALUE AT
                           NUMBER OF                                                       ASSUMED ANNUAL RATES OF STOCK
                          SECURITIES      PERCENT OF TOTAL                                       PRICE APPRECIATION
                          UNDERLYING      OPTIONS GRANTED     EXERCISE OR                        FOR OPTION TERM(3)
                            OPTIONS         TO EMPLOYEES      BASE PRICE     EXPIRATION    ------------------------------
NAME                     GRANTED(#)(1)     IN FISCAL YEAR      ($/SH)(2)       DATES          5%($)             10%($)
----                     -------------    ----------------    -----------    ----------    ------------      ------------
Robert H. Benmosche....     525,000              7.22%          $30.35          2/18/12    $10,022,250       $25,394,250
C. Robert Henrikson....     140,000              1.92%           30.35          2/18/12      2,672,600         6,771,800
Gerald Clark...........     155,000              2.13%           30.35          2/18/12      2,958,950         7,497,350
Stewart G. Nagler......     155,000              2.13%           30.35          2/18/12      2,958,950         7,497,350
Gary A. Beller.........     110,000              1.51%           30.35          2/18/12      2,099,900         5,320,700

---------------
(1) These options will normally become exercisable at the rate of 33 1/3% per year on each of the first three anniversaries of their date of grant beginning on February 19, 2003.

(2) The exercise price of the options granted is equal to the fair market value of a share of MetLife common stock on the date of grant.

(3) These amounts, based on assumed appreciation rates of 5% and 10% as prescribed by the Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the Company's stock price.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

                                                                      NUMBER OF
                                                                SECURITIES UNDERLYING            VALUE OF UNEXERCISED
                                                                UNEXERCISED OPTIONS AT           IN-THE-MONEY OPTIONS
                                                                  FISCAL YEAR-END(#)            AT FISCAL YEAR-END($)
                            SHARES ACQUIRED      VALUE       ----------------------------    ----------------------------
NAME                        ON EXERCISE(#)    REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                        ---------------   -----------    -----------    -------------    -----------    -------------
Robert H. Benmosche.......         0             $   0         107,467         740,133          $   0           $   0
C. Robert Henrikson.......         0                 0          26,867         193,933              0               0
Gerald Clark..............         0                 0          29,850         214,900              0               0
Stewart G. Nagler.........         0                 0          29,850         214,900              0               0
Gary A. Beller............         0                 0          22,392         154,983              0               0

RETIREMENT PLAN INFORMATION

The following table shows the estimated annual retirement benefits payable at normal retirement age (generally 65) to a person retiring with the indicated final average pay and years of credited service on a 30% joint and survivor basis, if married, and on a straight life annuity basis with a 5-year guarantee, if single, under the Metropolitan Life Retirement Plan for United States Employees ("Retirement Plan"), as supplemented by the MetLife Auxiliary Pension Plan (the "Auxiliary Pension Plan"), each as described below. Each of the Named Executive Officers participates in the Retirement Plan and the Auxiliary Pension Plan.

ESTIMATED ANNUAL BENEFITS AT RETIREMENT
WITH INDICATED YEARS OF CREDITED SERVICE

   FINAL
AVERAGE PAY   5 YEARS    10 YEARS    15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS     40 YEARS
-----------   --------   --------   ----------   ----------   ----------   ----------   ----------   ----------
$  500,000    $ 41,200   $ 82,500   $  123,700   $  165,000   $  206,200   $  247,500   $  288,700   $  301,200
   750,000      62,500    125,000      187,500      250,000      312,500      375,000      437,500      456,200
 1,000,000      83,700    167,500      251,200      335,000      418,700      502,500      586,200      611,200
 1,250,000     105,000    210,000      315,000      420,000      525,000      630,000      735,000      766,200
 1,500,000     126,200    252,500      378,700      505,000      631,200      757,500      883,700      921,200
 1,750,000     147,500    295,000      442,500      590,000      737,500      885,000    1,032,500    1,076,200
 2,000,000     168,700    337,500      506,200      675,000      843,700    1,012,500    1,181,200    1,231,200
 2,250,000     190,000    380,000      570,000      760,000      950,000    1,140,000    1,330,000    1,386,200
 2,500,000     211,200    422,500      633,700      845,000    1,056,200    1,267,500    1,478,700    1,541,200
 2,750,000     232,500    465,000      697,500      930,000    1,162,500    1,395,000    1,627,500    1,696,200
 3,000,000     253,700    507,500      761,200    1,015,000    1,268,700    1,522,500    1,776,200    1,851,200
 3,250,000     275,000    550,000      825,000    1,100,000    1,375,000    1,650,000    1,925,000    2,006,200
 3,500,000     296,200    592,500      888,700    1,185,000    1,481,200    1,777,500    2,073,700    2,161,200
 3,750,000     317,500    635,000      952,500    1,270,000    1,587,500    1,905,000    2,222,500    2,316,200
 4,000,000     338,700    677,500    1,016,200    1,355,000    1,693,700    2,032,500    2,371,200    2,471,200
 4,250,000     360,000    720,000    1,080,000    1,440,000    1,800,000    2,160,000    2,520,000    2,626,200
 4,500,000     381,200    762,500    1,143,700    1,525,000    1,906,200    2,287,500    2,668,700    2,781,200
 4,750,000     402,500    805,000    1,207,500    1,610,000    2,012,500    2,415,000    2,817,500    2,936,200
 5,000,000     423,700    847,500    1,271,200    1,695,000    2,118,700    2,542,500    2,966,200    3,091,200

The annual retirement benefit under the Retirement Plan and the Auxiliary Pension Plan is generally equal to the sum of (a)(i) a percentage of an executive's "final average compensation" up to his or her "covered compensation" (i.e., the average of the social security taxable wage base for the 35 years up to the date the executive attains social security retirement age), plus (ii) a percentage of the executive's "final average compensation" in excess of his or her "covered compensation," and the sum thereof times (iii) years of "credited service" not exceeding 35 years, and (b) a percentage of "final average compensation" multiplied by years of "credited service" in excess of 35 years.

"Final average compensation" is defined as the average "annual compensation" of an executive for the 60 highest consecutive months in the 120 months of service prior to the executive's retirement. "Annual Compensation" used to determine the retirement benefit under the Retirement Plan and the Auxiliary Pension Plan consists of "annual basic compensation" which includes annual base salary and "annual variable incentive compensation," the latter of which includes payments under the Annual Variable Incentive Plan. Such "compensation" is generally the same as the compensation reflected in the "salary" and "bonus" columns of the "Summary Compensation Table." The Auxiliary Pension Plan is designed to provide benefits which eligible employees would have received under the Retirement Plan but for limits applicable under the Retirement Plan. Benefits payable under the Retirement Plan and the Auxiliary Pension Plan are not subject to reduction for social security benefits or other offset amounts.

At December 31, 2002 (assuming retirement as of such date), the estimated "final average compensation" under the Retirement Plan and the Auxiliary Pension Plan is $3,792,507 for Mr. Benmosche, $1,362,284 for Mr. Henrikson, $1,620,867 for
Mr. Clark, $1,710,867 for Mr. Nagler, and $1,288,867 for Mr. Beller. The estimated years of credited service under the Retirement Plan and the Auxiliary Pension Plan as of such date is 7 years for Mr. Benmosche, 30 years for Mr. Henrikson, 34 years for Mr. Clark, 40 years for Mr. Nagler, and 8 years for Mr. Beller.

EMPLOYMENT-RELATED AGREEMENTS

EMPLOYMENT CONTINUATION AGREEMENTS. The Company has entered into employment continuation agreements with the Named Executive Officers and certain other of its key executives. These agreements provide that, in the event of a "change of control," as defined in the agreements, the executive's employment would continue, subject to the terms of the agreement, for a period of three years. During this period, the executive's compensation, benefits and certain other terms and conditions of employment are subject to certain minimum standards which, if not met, allow the executive to terminate employment for "good reason," as defined in the agreements. Should the executive terminate employment for "good reason" or be terminated without "cause," as defined in the agreements, the agreements provide for the payment of termination benefits which include: three year continuation of benefits; additional service credit for pension benefits for the lesser of three years or through the executive's sixty-fifth birthday; and a lump-sum severance payment equal to three times the sum of the executive's (a) base salary, (b) average annual bonus award over the preceding three years, and (c) should the change of control occur prior to January 1, 2004, average long-term incentive award over the preceding three years, less the value of any equity compensation awards. The agreements also provide that the Named Executive Officer would be made whole for any excise taxes due as a result of payments exceeding the change of control excise tax threshold.

Additionally, Messrs. Benmosche, Clark and Nagler may voluntarily terminate employment during the thirty-day period beginning six months after a change of control and receive the termination benefits discussed in the prior paragraph.

TRANSITION ASSISTANCE PLAN. The Named Executive Officers are eligible to participate in the MetLife Plan for Transition Assistance for Officers which provides for outplacement services and formula-based severance payments, and other benefits, including: vesting of pension and savings and investment plan account balances; certain additions to age and service credit for pension and benefits purposes; limited continuation of medical benefits or, under certain conditions, eligibility for retirement medical benefits; and limited continuation of life insurance benefits.

STOCK PLAN AND STOCK OPTION AGREEMENTS. The Named Executive Officers have been awarded stock options under the Stock Plan and have executed agreements concerning such options. All such agreements provide that if the executive is:
(i) terminated from employment in a sale, divestiture, or similar transaction involving a business unit or segment designated by the Compensation Committee, the options will continue to become exercisable as originally scheduled and remain exercisable until the earlier of the expiration of the term of the option or three years after the date the executive is terminated; or (ii) terminated from employment for "cause," as defined in the Stock Plan, the options will be forfeited.

All such agreements also provide that in the event of a "change of control," as defined in the Stock Plan, all options covered by the agreements will become fully exercisable. However, the Compensation Committee has the discretion to cancel the options and, in lieu thereof, make a cash payment to the executive equal to the excess of the "change of control" price over the option exercise price. No such acceleration of exercisability, cash settlement or other payment will occur if, prior to the change of control, the Compensation Committee reasonably determines in good faith that the options will be honored, assumed, or substituted for new rights immediately after the change of control.

The agreements regarding grants on and after February 8, 2002, provide that if the executive: (i) dies while employed, all options will become exercisable immediately and remain exercisable until the expiration of the term of the option; (ii) retires, the options will continue to become exercisable and remain exercisable until the expiration of the term of the option; or (iii) qualifies for long-term disability, the options will continue to become exercisable and remain exercisable until the expiration of the term of the option and no subsequent termination of employment, other than for "cause," will affect the options. Such agreements regarding earlier grants provide that if the executive:
(i) dies while employed, all options will become exercisable immediately and remain exercisable until the earlier of the expiration of the term of the option or three years after the date of the executive's death; (ii) retires, the options will continue to become exercisable as originally scheduled and remain exercisable until the earlier of the expiration of the term of the option or three years after the date the executive retired; or (iii) becomes eligible for long-term disability, the options will continue to become exercisable as originally scheduled and remain exercisable until the earlier of the expiration of the term of the option or three years after the date the executive qualifies for long-term disability and no subsequent termination of employment, other than for "cause," will affect the options.

All such agreements provide that, should the executive's employment terminate for a reason not otherwise described above, any then-currently exercisable options may be exercised until the earlier of the expiration of the term of the option or thirty days from the date of termination.

--------------------------------------------------------------------------------
                               PERFORMANCE GRAPH
--------------------------------------------------------------------------------

The following graph compares the cumulative shareholder return on MetLife common stock with the cumulative total return on the Standard & Poor's 500 Stock Index, the Standard & Poor's 500 Insurance Index, and the Standard & Poor's Financial Index. The graph assumes that $100 was invested on April 5, 2000 (the date on which public trading in MetLife common stock commenced) in MetLife common stock and each of the indices described, and that all dividends were reinvested.


------------------------------------------------------------------------------------------------------------
                                 APRIL 5, 2000      DECEMBER           DECEMBER 31, 2001  DECEMBER 31, 2002
                                                     31, 2000
------------------------------------------------------------------------------------------------------------
 MetLife, Inc.                      $100               $228               $207                   $178
------------------------------------------------------------------------------------------------------------
 S&P 500(R)                         $100               $ 90               $ 79                   $ 61
------------------------------------------------------------------------------------------------------------
 S&P 500 Insurance Index            $100               $140               $122                   $ 97
------------------------------------------------------------------------------------------------------------
 S&P Financial Index                $100               $123               $112                   $ 95
------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------------------------------------------------------

The following table sets forth, at February 28, 2003, the number of shares of common stock of the Company or its affiliates beneficially owned by: (i) each Director; (ii) each of the Named Executive Officers; and (iii) all Directors and Executive Officers as a group.

-------------------------------------------------------------------------------------------------------------
                                                                                              PERCENT OF
                                                                   NUMBER OF SHARES          COMMON STOCK
NAME AND ADDRESS(6)                                            BENEFICIALLY OWNED(1)(2)      OUTSTANDING
-------------------------------------------------------------------------------------------------------------
 Robert H. Benmosche......................................                484,882                   *
-------------------------------------------------------------------------------------------------------------
 Curtis H. Barnette.......................................                  6,866                   *
-------------------------------------------------------------------------------------------------------------
 Gerald Clark.............................................                153,169                   *
-------------------------------------------------------------------------------------------------------------
 John C. Danforth.........................................                  6,875                   *
-------------------------------------------------------------------------------------------------------------
 Burton A. Dole, Jr.......................................                  6,890                   *
-------------------------------------------------------------------------------------------------------------
 James R. Houghton........................................                  6,866                   *
-------------------------------------------------------------------------------------------------------------
 Harry P. Kamen...........................................                  9,936                   *
-------------------------------------------------------------------------------------------------------------
 Helene L. Kaplan.........................................                  7,885                   *
-------------------------------------------------------------------------------------------------------------
 Catherine R. Kinney......................................                  5,072                   *
-------------------------------------------------------------------------------------------------------------
 Charles M. Leighton......................................                  6,954                   *
-------------------------------------------------------------------------------------------------------------
 Stewart G. Nagler(5).....................................                154,102                   *
-------------------------------------------------------------------------------------------------------------
 John J. Phelan, Jr.......................................                  7,849                   *
-------------------------------------------------------------------------------------------------------------
 Hugh B. Price............................................                  6,885                   *
-------------------------------------------------------------------------------------------------------------
 William C. Steere, Jr....................................                  6,885                   *
-------------------------------------------------------------------------------------------------------------
 C. Robert Henrikson......................................                138,410                   *
-------------------------------------------------------------------------------------------------------------
 Gary A. Beller...........................................                110,003                   *
-------------------------------------------------------------------------------------------------------------
 Board of Directors of MetLife, but not in each Director's
 individual capacity(7)...................................            387,566,164(3)            55.34%
-------------------------------------------------------------------------------------------------------------
 All Directors and Executive Officers as a group(8).......              1,490,565(4)                *
-------------------------------------------------------------------------------------------------------------

 * Number of shares represents less than one percent of the number of shares of common stock outstanding.

(1) Each Director and Named Executive Officer has sole voting and investment power over the shares beneficially owned as set out in this column, except for: (i) shares held in the MetLife Policyholder Trust (described in note
    (7) below); (ii) shares that the Named Executive Officers have the right to acquire under the Stock Plan (set out in note (2) below); and (iii) shares that the Directors have a right to receive under the Directors Stock Plan and Executive Officers have a right to receive under the Long-Term Plan (set out in note (2) below). Additionally, Mr. Henrikson has shared investment and voting power over 479 shares and has no investment or voting power over 20 shares.

(2) Includes: (i) shares that are subject to options which were granted under the Directors Stock Plan or the Stock Plan and are exercisable within 60 days of February 28, 2003: 4,248 shares for Messrs. Barnette, Danforth, Dole, Houghton, Kamen, Leighton, Phelan, Price, Steere, and Ms. Kaplan, respectively; 3,045 shares for Ms. Kinney; 389,934 shares for Mr. Benmosche; 100,401 shares for Mr. Henrikson; 111,367 shares for Messrs. Clark and Nagler, respectively; and 81,451 shares for Mr. Beller; (ii) deferred shares under the Directors Stock Plan: 2,627 deferred shares for each of Messrs. Danforth, Dole, Kamen, Leighton, Price and Steere, and Ms. Kaplan; and 1,498 for Mr. Phelan; (iii) deferred shares under the Long-Term Plan: 64,159 for Mr. Benmosche; 27,500 for Mr. Henrikson; 31,633 for Mr. Clark; 32,167 for Mr. Nagler and 21,275 for Mr. Beller; and (iv) 10,149 share equivalents for Mr. Nagler held under the Metropolitan Life Auxiliary Savings and Investment Plan.

(3) This number reflects the ownership of the Beneficiaries of the MetLife Policyholder Trust, as reported on Amendment No. 12 to Schedule 13D referred to under the heading "Ownership of MetLife Common Stock" on page 27.

(4) Includes: (i) 1,112,862 shares that are subject to options that are exercisable within 60 days of February 28, 2003, by all Directors and Executive Officers of the Company as a group; and (ii) 283,370 deferred shares and share equivalents held by all Directors and Executive Officers of the Company as a group.

(5) Mr. Nagler, a Director and Executive Officer of the Company, is also the Chairman and a Director of Reinsurance Group of America, Incorporated ("RGA"), an affiliate of the Company, and beneficially owns 1,000 shares of RGA common stock (the "RGA Shares"). He exercises sole voting and investment power over the RGA Shares.

(6) The address of each Director and Named Executive Officer is: c/o MetLife, Inc., One Madison Avenue, New York, New York 10010-3690.

(7) The Board of Directors of MetLife, but not in any Director's individual capacity, is deemed to beneficially own the shares of common stock held by the MetLife Policyholder Trust because the Board will direct the voting of those shares on certain matters submitted to a vote of shareholders. The amount shown includes shares beneficially owned through the MetLife Policyholder Trust by a Director in the Director's individual capacity.

(8) Does not include shares of MetLife common stock held by the MetLife Policyholder Trust beneficially owned by the Board of Directors, other than in each Director's individual capacity.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's Directors, executive officers and holders of more than 10% of the Company's common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such person with respect to the Company. The Company believes that during fiscal 2002, all filings required to be made by reporting persons were timely made in accordance with the requirements of the Exchange Act.

--------------------------------------------------------------------------------
                       OWNERSHIP OF METLIFE COMMON STOCK
--------------------------------------------------------------------------------

The following information was reported to the Securities and Exchange Commission by persons who beneficially owned more than 5% of MetLife common stock as of the dates of their reports.

                                                 AMOUNT AND
              NAME AND ADDRESS OF                 NATURE OF       PERCENT OF
               BENEFICIAL OWNER                   OWNERSHIP         CLASS
              -------------------                ----------       ----------
Beneficiaries of the MetLife Policyholder
  Trust(1).....................................  387,566,164        55.34%
  c/o Wilmington Trust Company, as Trustee
  1100 North Market Street
  Wilmington, DE 19890

(1) In connection with the demutualization of Metropolitan Life Insurance Company, certain of its eligible policyholders were allocated a number of interests in the MetLife Policyholder Trust equal to the number of shares of MetLife common stock allocated to such policyholders. The shares beneficially owned by such policyholders, the beneficiaries of the Trust, are held in the name of Wilmington Trust Company, as Trustee. The Trust Agreement provides the Trustee with directions as to the manner in which to vote, assent or consent shares in the Trust at all times during the term of the Trust. The beneficiaries of the Trust have sole investment power over the shares. As reported on Amendment No. 12 to Schedule 13D, dated March 19, 2003, the MetLife Board of Directors, as a group, had shared voting power with respect to the 387,566,164 shares.

                                                                        APPENDIX
A
--------------------------------------------------------------------------------
                            AUDIT COMMITTEE CHARTER
--------------------------------------------------------------------------------
 THIS AUDIT COMMITTEE CHARTER IS ADOPTED BY THE BOARD OF DIRECTORS OF METLIFE,
   INC., THE AUDIT COMMITTEE HAVING RECOMMENDED ITS ADOPTION AND THE BOARD OF DIRECTORS HAVING REVIEWED AND ASSESSED ITS ADEQUACY IN CONFORMITY WITH THE
    REQUIREMENTS OF THE CORPORATE GOVERNANCE STANDARDS OF THE NEW YORK STOCK
                                   EXCHANGE.

--------------------------------------------------------------------------------
                              COMMITTEE MEMBERSHIP
--------------------------------------------------------------------------------

The Audit Committee shall consist of no less than three members who shall be determined by the Board of Directors to meet the standard of independence set forth in paragraph 3.03 of the Corporate Governance Standards of the New York Stock Exchange Listed Company Manual.

Each member of the Audit Committee shall be determined by the Board of Directors to be financially literate or must become financially literate within a reasonable time after his or her appointment to the Committee.

At least one member of the Audit Committee shall be determined by the Board of Directors to have accounting or related financial management expertise.

The Chair of the Audit Committee and members of the Committee shall be appointed annually by the Board of Directors at its Annual Organizational Meeting.

--------------------------------------------------------------------------------
                           COMMITTEE RESPONSIBILITIES
--------------------------------------------------------------------------------

The Audit Committee is responsible for overseeing management's conduct of the Company's financial reporting and internal control processes.

The Audit Committee recognizes that management is responsible for preparing the Company's financial statements, that the Company's independent auditor is responsible for auditing those statements, and that management and the Company's independent auditor have more time and knowledge and more detailed information about the Company than do the Committee members. Accordingly, in carrying out its oversight responsibilities, the Audit Committee will not provide any expert or special assurance as to the Company's financial statements; nor will it provide any professional certification as to the independent auditor's work.

In carrying out its oversight responsibility, the Audit Committee shall:

- Meet at least four times a year or more frequently as circumstances may require;

- Make regular reports to the Board of Directors about the Committee's activities;

- Recommend to the Board of Directors the selection and engagement of the Company's independent auditor and the terms of their engagement;

- Review with management and with the internal auditor the staffing of the internal audit department and the department's significant objectives;

- Review the scope, plans and results of the internal and external audits of the Company and its financial statements;

- Review reports of the Company's internal and external auditors about the financial condition of the Company and the integrity of the Company's financial reporting processes and procedures;

- Review reports concerning the significant business and financial risks and exposures of the Company and review reports evaluating the adequacy of the Company's internal controls in connection with such risks and exposures, including, but not limited to, accounting and audit controls over cash, securities, receipts, disbursements and other financial transactions;

- Receive reports from the Company's General Counsel concerning significant legal and regulatory matters;

- Review reports concerning the prevention and detection of frauds committed against the Company and its subsidiaries;

- Review the Company's policies on ethical business conduct and review reports concerning the monitoring of compliance with such policies;

- Review reports concerning executive officers' expenses and perquisites and their personal use of corporate transportation, and review reports concerning such officers' compliance with the Company's policies and procedures with respect to such expenses and perquisites and their use of corporate transportation; and

- Meet regularly in executive session with the Company's internal and external auditors.

--------------------------------------------------------------------------------
                         REVIEW OF FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The Audit Committee may authorize the Chair of the Committee to discuss with management and the independent auditor the Company's quarterly reports on Form 10-Q and the financial statements contained therein prior to the filing of such quarterly reports with the Securities and Exchange Commission, and the Chair of the Committee shall report to the full Committee concerning such discussions.

The Audit Committee shall review with management and the independent auditor the audited financial statements to be included in the Company's Annual Reports on Form 10-K prior to the filing of such annual reports with the Securities and Exchange Commission and shall discuss with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61.

Based on such reviews and upon the receipt of an opinion of the Company's independent auditor on the Company's financial statements, in form and content satisfactory to the Committee, the Committee shall determine whether to recommend that such financial statements be included in the Company's Annual Reports on Form 10-K for filing with the Securities and Exchange Commission.

--------------------------------------------------------------------------------
              RELATIONSHIP WITH THE COMPANY'S INDEPENDENT AUDITOR
--------------------------------------------------------------------------------

The independent auditor is ultimately accountable to the Board of Directors and the Audit Committee. The Board of Directors and the Audit Committee have the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditor.

The Audit Committee shall ensure that the independent auditor submits on a periodic basis to the Committee a formal written statement delineating all relationships between the independent auditor and the Company. The Audit Committee shall actively engage in a dialogue with the independent auditor concerning any disclosed relationships that may impact the independent auditor's objectivity and independence, and shall consider whether the independent auditor's provision of non-audit services to the Company is compatible with the maintenance of such auditor's independence.

--------------------------------------------------------------------------------
                        COMMITTEE REPORT TO SHAREHOLDERS
--------------------------------------------------------------------------------

Annually, the Committee shall cause to be included in the Company's proxy statements the report of the Committee to the Company's shareholders as required by the regulations of the Securities and Exchange Commission.

--------------------------------------------------------------------------------
                    ANNUAL REVIEW OF THE COMMITTEE'S CHARTER
--------------------------------------------------------------------------------

Annually, the Committee shall review and assess the adequacy of its Charter and make recommendations to the Board of Directors concerning the Board's adoption of the Committee's Charter.

[Recycled Logo]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

                                                             Please mark
                                                             your votes
                                                             as indicated
                                                             in this example [X]

1. Election of Class I Directors               2. Ratification of appointment of
                                                  Deloitte & Touche LLP as
                                                  Independent Auditors for 2003

         FOR         WITHHOLD                        FOR     AGAINST     ABSTAIN
         [ ]           [ ]                           [ ]       [ ]         [ ]

The Class I nominees for election as Directors are:
(01) Robert H. Benmosche       (02) Gerald Clark
(03) John J. Phelan, Jr.       (04) Hugh B. Price

Instruction: To withhold authority to vote for any individual nominee(s), write the name(s) or number(s) as listed above in the space provided below.

Exceptions: _________________________________________
_____________________________________________________

                             (When signing as attorney, executor, administrator, trustee, or another representative capacity, include signature and title.)

                             ___________________________________________________
                             Signature of Plan participant(s)
                             ___________________________________________________
                             Signature of Plan participant(s)

                             Dated: ____________________________________________

                  - FOLD AND DETACH HERE BEFORE MAILING CARD -

                          VOTE BY INTERNET OR TELEPHONE
                          24 HOURS A DAY, 7 DAYS A WEEK

                   Internet and telephone voting is available
                through 11:00 p.m. Eastern Time on April 20, 2003

 YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE PLAN TRUSTEE TO VOTE YOUR PLAN
  SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR VOTING
                               INSTRUCTION FORM.

        INTERNET                                           TELEPHONE
HTTP://WWW.EPROXY.COM/MET                               1-800-435-6710

Use the Internet to vote your                   Use any touch-tone telephone to
Plan shares. Have your voting                   vote your Plan shares. Have your
instruction form in hand when                   voting instruction form in hand
you access the web site. You          OR        when you call. You will be
will be prompted to enter your                  prompted to enter your control
control number, located in the                  number, located in the box
box below, to create and submit                 below, and then follow the
an electronic ballot.                           directions given.

              IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
           YOU DO NOT NEED TO MAIL BACK YOUR VOTING INSTRUCTION FORM.

[METLIFE LOGO]       METLIFE, INC. VOTING INSTRUCTION FORM

      PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF METLIFE, INC.
                   FOR THE 2003 ANNUAL MEETING, APRIL 22, 2003

Directions to Mellon Bank, N.A., Trustee of the Savings and Investment Plan for Employees of MetLife and Participating Affiliates Company Stock Fund.

As a Plan participant, you have the right to direct the Plan Trustee how to vote the shares of MetLife, Inc. Common Stock that are allocated to your Plan account and shown on the reverse of this voting instruction form. The Plan Trustee will hold your instructions in complete confidence except as may be necessary to meet legal requirements.

You may instruct the Plan Trustee how to vote by telephone, Internet or by signing and returning this voting instruction form. A postage paid envelope is enclosed.

The Plan Trustee will vote your Plan shares in accordance with the specifications indicated by you on the reverse of this voting instruction form. The Plan Trustee must receive your voting instructions by April 20, 2003 at 11:00 p.m. Eastern Time. If the Plan Trustee does not receive your instructions by that time, the Plan Trustee will vote your Plan shares in the same proportion as the Plan shares for which it has received instructions. IF YOU SIGN AND RETURN THIS VOTING INSTRUCTION FORM AND NO SPECIFICATIONS ARE INDICATED, YOUR PLAN SHARES WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS OF METLIFE, INC. On any matters that may be presented for a vote at the 2003 Annual Meeting and any adjournments or postponements other than those described on the reverse of this voting instruction form, your Plan shares will be voted in the discretion of the proxies appointed by the shareholders.

You will receive a separate set of proxy solicitation materials for any shares of Common Stock you own other than your Plan shares. Your non-Plan shares must be voted separately from your Plan shares.

          (CONTINUED, AND TO BE DATED AND SIGNED ON THE REVERSE SIDE.)


                            - FOLD AND DETACH HERE -

[METLIFE LOGO]

                            METLIFE, INC. PROXY CARD
      PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF METLIFE, INC.
                                     FOR THE
                       2003 ANNUAL MEETING, APRIL 22, 2003


The shareholder(s) whose signature(s) appear(s) on the reverse side of this proxy card hereby appoint(s) Gary A. Beller, Gwenn L. Carr, and James D. Gaughan, or any of them, each with full power of substitution, as proxies to vote all shares of MetLife, Inc. Common Stock that the shareholder(s) would be entitled to vote on all matters that may properly come before the 2003 Annual Meeting and at any adjournments or postponements. The proxies are authorized to vote in accordance with the specifications indicated by the shareholder(s) on the reverse of this proxy card. IF THIS PROXY CARD IS SIGNED AND RETURNED BY THE SHAREHOLDER(S), AND NO SPECIFICATIONS ARE INDICATED, THE PROXIES ARE AUTHORIZED TO VOTE AS RECOMMENDED BY THE BOARD OF DIRECTORS OF METLIFE, INC. If this proxy card is signed and returned, the proxies appointed thereby will be authorized to vote in their discretion on any other matters that may be presented for a vote at the 2003 Annual Meeting and at any adjournments or postponements.


          (CONTINUED, AND TO BE DATED AND SIGNED ON THE REVERSE SIDE.)




                            - FOLD AND DETACH HERE -

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

                                                         Please mark
                                                         your votes as
                                                         indicated in       /X/
                                                         this example


1. Election of Class I Directors

                       FOR       WITHHOLD

                       / /         / /

The Class I nominees for election as Directors are:

(01) Robert H. Benmosche         (02) Gerald Clark
(03) John J. Phelan, Jr.         (04) Hugh B. Price


Instruction: To withhold authority to vote for any individual nominee(s), write the name(s) or number(s) as listed above in the space provided below.

Exceptions:
            --------------------------------------------------------------------

--------------------------------------------------------------------------------

2. Ratification of appointment of Deloitte & Touche LLP as Independent Auditors for 2003

                        FOR      AGAINST     ABSTAIN

                       / /         / /         / /

Consent to Electronic Delivery

By checking the box to the right, I consent to access MetLife,
Inc.'s Annual Reports to Shareholders, Proxy Statements,
prospectuses, and other shareholder communications on-line. I understand that unless I request otherwise or revoke my consent,
MetLife will not distribute printed material to me. MetLife will tell me when annual meeting related material is on-line and how to access it. I understand that costs associated with the use of the Internet will be my responsibility. To revoke my consent, I can contact MetLife's transfer agent, Mellon Investor Services
at: https://vault.melloninvestor.com/isd                                   / /

      If you plan to attend the meeting, please mark this box.             / /

      If you wish to include any comments, please mark this box
      and use reverse side.                                                / /

      To change your address, please mark this box and indicate
      your new address in the name and address area.                       / /

      (When signing as attorney, executor, administrator, trustee, or another representative capacity, include signature and title.)

      --------------------------------------------------------------------------
      Signature of Shareholder(s)

      --------------------------------------------------------------------------
      Signature of Shareholder(s)


      Dated:
            --------------------------------------------------------------------

                  - FOLD AND DETACH HERE BEFORE MAILING CARD -

                          VOTE BY INTERNET OR TELEPHONE
                          24 HOURS A DAY, 7 DAYS A WEEK

                   Internet and telephone voting is available
                through 6:00 p.m. Eastern Time on April 21, 2003

YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES
   IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.


                                    INTERNET
                            HTTP://WWW.EPROXY.COM/MET

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

                                       OR

                                    TELEPHONE
                                 1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

              IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                 YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.